UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 5, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.
On March 5, 2012, Mississippi Power Company (the “Company”) entered into an Underwriting Agreement covering the issuance and sale of an additional $150,000,000 aggregate principal amount of its Series 2011A 2.35% Senior Notes due October 15, 2016 (the “Series 2011A Senior Notes”).  The 2011A Senior Notes are part of the same series of debt securities issued by the Company on October 19, 2011.  Upon the completion of this offering, the aggregate principal amount of outstanding Series 2011A Senior Notes will be $300,000,000.  Also on March 5, 2012, the Company entered into an Underwriting Agreement covering the issuance and sale of $250,000,000 aggregate principal amount of its Series 2012A 4.25% Senior Notes due March 15, 2042 (the “Series 2012A Senior Notes”).    Both the Series 2011A Senior Notes and the Series 2012A Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement, as amended (Registration No. 333-161168), of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.3(a)
Underwriting Agreement, dated March 5, 2012, relating to the Series 2011A Senior Notes among the Company and J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several Underwriters named in Schedule I to such Underwriting Agreement.

1.3(b)
Underwriting Agreement, dated March 5, 2012, relating to the Series 2012A Senior Notes among the Company and J.P. Morgan Securities LLC, RBS Securities Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named in Schedule I to such Underwriting Agreement.

4.2(a)
Eleventh Supplemental Indenture to Senior Note Indenture dated as of October 19, 2011, providing for the issuance of the Series 2011A Senior Notes. (Designated in Form 8-K dated October 11, 2011, File No. 001-11229, as Exhibit 4.2(a).)

4.2(b)	Thirteenth Supplemental Indenture to Senior Note Indenture dated as of March 9, 2012, providing for the issuance of the Series 2012A Senior Notes.

4.8(a)	Form of Series 2011A Senior Note (included in Exhibit 4.2(a) above).

4.8(b)	Form of Series 2012A Senior Note (included in Exhibit 4.2(b) above).

5.1(a)	Opinion of Troutman Sanders LLP relating to the Series 2011A Senior Notes.

5.1(b)	Opinion of Troutman Sanders LLP relating to the Series 2012A Senior Notes.

8	Tax Opinion of Troutman Sanders LLP relating to the Series 2011A Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2012	MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary